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                                    EXHIBIT A

                             JOINT FILING AGREEMENT

                  The undersigned hereby agree that the statement on Schedule 13G with respect to the Common Stock of Intuitive Surgical, Inc., dated as of September 29, 2000, is, and any amendments thereto (including amendments on Schedule 13D) signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(f) under the Securities Exchange Act of 1934.


Date:  September 29, 2000               INVESTOR (GUERNSEY) LIMITED

                                        By:     /S/ WAYNE TALLOWIN
                                                -------------------------------
                                                Name:   Wayne Tallowin
                                                Title:  Director "A"

                                        By:     /S/ MARC HOLLANDER
                                                -------------------------------
                                                Name:   Marc Hollander
                                                Title:  Director "B"



Date:  September 29, 2000               INVESTOR AB


                                        By:     /S/ MARC HOLLANDER
                                                -------------------------------
                                                Name:   Marc Hollander
                                                Title:  Chief Executive Officer